         AMENDED AND RESTATED PAYOFF AGREEMENT

THIS AMENDED AND RESTATED PAYOFF AGREEMENT
("Agreement") is made and entered as of the 30th day of January, 1998, into by and between FOGELMAN
ENTERPRISES, L.P., a Delaware limited partnership
("FELP"), AVRON B. FOGELMAN, an individual resident of Memphis, Tennessee ("ABF" and together with FELP, the "General Partners") and FOGELMAN MORTGAGE L.P. I, a
Tennessee limited partnership ("FMLP").

                     RECITALS:

A.   FMLP is the holder of two mortgage loans
(collectively, the "Mortgage Loans"): (1) a loan (the
"Pointe Royal Loan") in the face amount of $22,745,000 made to FPI Royal View, Ltd., L.P. ("Royal View"), which is secured by a first mortgage and related security documents encumbering the Pointe Royal
Apartments, which is a 437 unit residential rental property located in Overland Park, Kansas (the "Pointe
Royal Property"); and (2) a loan (the "Westmont Loan") in the face amount of $23,320,000 made to FPI
Chesterfield, L.P. ("Chesterfield" and together with Pointe Royal, the "Partnerships"), which is secured by a first mortgage and related security documents that encumber the Westmont Apartments, a 489 unit residential rental property located in Chesterfield, Missouri (the "Westmont Property" and together with the Pointe Royal Property, the "Properties").

B.   The Pointe Royal Loan matures on April 23,
1999, and the Westmont Loan matures on July 8, 1999.

C. Each of the Mortgage Loans is a non-recourse loan that bears interest (the "Basic Interest") at 9.5% per annum. The Basic Interest is payable monthly in an amount equal to 100% of the Property Cash Flow (as defined in the documents evidencing and securing the Mortgage Loans), and to the extent that the Property
Cash Flow is insufficient to pay the Basic Interest, the difference between the Basic Interest calculated at 9.5% per annum and the Property Cash Flow accrues and bears interest at 9.5% compounded annually.

D. In addition to the Basic Interest, contingent interest is payable from any Property Cash Flow or the proceeds of a sale or refinancing of the Properties as follows: (1) 75% thereof until the Basic Interest plus contingent interest results in a yield of 10.75% per annum on each respective Mortgage Loan; (2) 50% of the remaining balance until the Basic Interest plus contingent interest results in a yield of 12.75% per annum on each respective Mortgage Loan; and (3) 25% of the remaining balance thereof.

E.   Under the terms of the documents (the "Loan
Documents") evidencing and securing the Mortgage Loans, the entire principal balance, together with accrued and unpaid interest, is due and payable on the respective maturity date of each of the Mortgage Loans.

F. ABF and FELP are the general partners of each of the Partnerships.

G. CIGNA Investments, Inc. ("CIGNA") has issued commitments to affiliates of the General Partners respecting two first mortgage loans (the "CIGNA Loans") secured by the Properties, which such loans will be cross-collateralized. A description of the CIGNA Loans is provided on Exhibit "A" attached hereto.

H. General Electric Capital Corporation ("GECC") has issued a commitment to an affiliate of the General
Partners respecting the terms and conditions of an equity investment (the "GECC Equity") with respect to the Properties. A description of the GECC Equity is provided on Exhibit "A" attached hereto.

I. The CIGNA Loans and the GECC Equity, together with funds provided by FELP or its affiliates, will enable the Payoff Amount (hereinafter defined) to be paid in full satisfaction of the obligations of the Partnerships in respect of the Mortgage Loans.

J. In order to fix the interest rate payable in respect of the CIGNA Loans and to commence its formal application and due diligence process, CIGNA has required the payment of $410,000; and the completion of the process required the payment of an additional
$410,000. Furthermore, GECC required that FELP agree to commit to pay its expenses in connection with its formal due diligence and approval process. FELP was willing to commit such amounts only if FMLP agreed to accept the Payoff Amount in full satisfaction of the Mortgage Loans.

K.   Through its general partner, Prudential-Bache
Properties, Inc. ("PBP"), FMLP has advised FELP that
FMLP will accept the Payoff Amount in full satisfaction of the Mortgage Loans, if (1) FMLP obtains a written opinion (the "Fairness Opinion") in form and substance satisfactory to PBP from a financial advisory firm to the effect that the transactions (the "Transactions") contemplated in this Agreement are fair to FMLP and its partners from a financial point of view, and (2) the Transactions are approved by a majority in interest of the limited partners of FMLP.

L. PBP has further advised FELP that FMLP has retained the firm of Scott-Macon Securities, Inc.
("Scott-Macon") to serve as its exclusive financial advisor with respect to the Transactions and to render the Fairness Opinion.

M. Scott-Macon has advised PBP that Scott-Macon is willing to render the Fairness Opinion only if the Mortgage Loans are first offered to a selected list of potential buyers in an open bidding process (the
"Marketing Process") to be conducted by Scott-Macon.

N.   Scott-Macon has completed the Marketing
Process, together with such other analysis, review and investigation as it deems necessary, and has advised
PBP that it is now willing to issue the Fairness
Opinion with respect to the Transactions.

O. The form and substance of the Fairness Opinion are satisfactory to PBP.

P.   The parties hereto entered into that certain
Payoff Agreement executed by the General Partners on December 1, 1997, and executed by FMLP and PBP on November 26, 1997 (the "Prior Agreement").

Q. Certain of the conditions contained in the Prior Agreement have been satisfied, certain of the terms respecting the repayment of the Mortgage Loans have been revised, and the parties hereto desire to enter into this Agreement to amend and restate the Prior Agreement in its entirety and to evidence their agreements respecting the repayment of the Mortgage
Loans.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby amend and restate the Prior
Agreement in its entirety and agree as follows:


1.   Payoff and Satisfaction.

   (a)   Subject to terms and conditions
hereinafter set forth, FELP agrees to pay (or cause to be paid on behalf of the Partnerships) to FMLP an amount (the "Payoff Amount") in cash or immediately available funds equal to the sum of:

          (i)   $48,000,000; and

         (ii)   an amount, if any, by which the
aggregate amount of interest paid to FMLP by the Partnerships in respect of the Mortgage Loans for the period from October 1, 1997, through the Closing Date
(hereinafter defined) is less than interest on the face amount of the Mortgage Loans during such period calculated at an annual rate of 7.7%.

   (b)   Subject to the terms and conditions
hereinafter set forth, FMLP agrees to accept the Payoff
Amount in full satisfaction of all obligations owed by the Partnerships to FMLP in respect of the Mortgage
Loans.

      (c) To the extent not earlier paid pursuant to any provision of this Agreement, the Payoff Amount shall be payable at the Closing (hereinafter defined) in cash or immediately available funds, and upon receipt of the Payoff Amount, FMLP shall (i) release the liens and encumbrances securing each Mortgage Loan;
(ii) cancel each promissory note evidencing the respective Mortgage Loan and return the same to the respective Partnership marked "Paid in Full"; and (ii) provide to each Partnership and affiliates thereof general releases with respect to the Mortgage Loans.

2.   Additional Representations, Warranties and
Covenants of FELP and ABF. Each of FELP and ABF represents, warrants and covenants as follows:

   (a)   Each of FELP and ABF shall use its
reasonable best efforts to consummate the Transactions.

      (b) The partners in each of the Partnerships have substantial negative capital accounts which would trigger the allocation of a substantial amount of phantom income or gain (income or gain in excess of cash distributions) if either of the Properties was sold or transferred in a taxable transaction.

      (c)   Each of FELP and ABF agrees that, for a
period of one (1) year from the Closing Date, neither
FELP nor ABF will sell or otherwise transfer any interest in either of the Properties, other than (i) the transfers described on Exhibit "A" attached hereto, and (ii) transfers of the interests owned by FELP and/or ABF in the entities described on Exhibit "A" attached hereto to affiliates or immediate family members.

      (d) For the period commencing December 1, 1997 and continuing through the last day of the month immediately preceding the month in which the Closing occurs, ABF and FELP shall cause the Partnerships to pay to FMLP not less than $295,583.75 each month as interest in respect of the Mortgage Loans, which such interest shall be payable in arrears on the date specified in the documents evidencing and securing the Mortgage Loans.

3.   Fairness Opinion and Limited Partner Approval.

      (a) Subject to the satisfaction of any other condition set forth in Section 5 hereof, PBP has advised FELP that PBP is willing to cause FMLP to consummate the Transactions only if the Transactions are approved by a majority in interest of the limited partners of FMLP. Accordingly, in addition to the satisfaction of any other condition set forth in
Section 5 hereof, FMLP's obligation to consummate the Transactions shall be contingent upon obtaining the approval of a majority in interest of the limited partners of FMLP.

      (b) Promptly following its execution of this Agreement, (i) PBP shall take all steps necessary to solicit the approval of FMLP's limited partners to the Transactions; and (ii) in connection with such solicitation, PBP shall recommend that such limited partners approve the Transactions.

         (i)   Subject to any right or obligation
contained in Section 11 hereof, in connection with the solicitation of the approval of FMLP's limited partners, PBP shall: (A) cause to be prepared a statement (the "Consent Statement") to be furnished to the limited partners of FMLP, (B) cause FMLP to file the Consent Statement, together with such other documents and instruments as may be required by applicable law, with the Securities and Exchange
Commission (the "SEC"), (C) use its reasonable best efforts to cause such filing to be made on or before February 20, 1998, and (D) use its reasonable best efforts to obtain the SEC's timely approval of the Consent Statement.

         (ii)   PBP shall include FELP and its counsel
on the distribution list to receive drafts of the Consent Statement.

      (c)   If a majority in interest of FMLP's
limited partners approves or disapproves the Transactions, FMLP shall provide notice thereof to FELP not later than the business day following such approval or disapproval.

4. Conditions to FELP's Obligation to Close. The obligation of FELP to consummate the Transactions is conditioned upon and subject to each of the following:

      (a)   The Transactions are consummated on or
before May 29, 1998; and

      (b)   FMLP having performed and complied with
all agreements, covenants and conditions to be performed or complied with on or before the Closing
Date.

5.   Conditions to FMLP's Obligation to Close.
Subject to the right to terminate pursuant to Section
11 hereof, the obligation of FMLP to consummate the Transactions is conditioned upon and subject to each of the following:

      (a) The Transactions shall have been approved by a majority in interest of FMLP's limited partners;
and

      (b)   FELP having performed and complied (or
shall have caused the Partnerships to have performed and complied) with all agreements, covenants and conditions to be performed or complied with on or before the Closing Date.

6.   Closing.  The Transactions shall be consummated
(the "Closing") on a date (the "Closing Date") and at a time and place acceptable to FELP and FMLP, which such date shall be on or before ten (10) business days following notice from FMLP to FELP that a majority in interest of the limited partners of FMLP have approved the Transactions but in no event later than May 29, 1998.

      (a) At Closing, FELP shall deliver, or cause to be delivered, to FMLP the following:

         (i)   To the extent not previously paid, the
Payoff Amount, which shall be paid by federal wire transfer of immediately available funds; and

         (ii)   A general release releasing each of
FMLP, PBP and their respective partners, agents, affiliates, successors and assigns from any and all liability in respect of the Mortgage Loans.

      (b) At the Closing, FMLP shall deliver to FELP the following:

         (i)   Such documents and instruments as are
necessary to release each and every lien and encumbrance securing the Mortgage Loans;

         (ii)   Either (A) the original of the
promissory notes evidencing each Mortgage Loan, which such notes shall be marked "Paid in Full"; or (B) such other documentation evidencing the payment and satisfaction of the Mortgage Loans as may be agreeable to the parties;

         (iii)   A general release releasing each
of the Partnerships and their respective partners, agents, affiliates, successors and assigns from any and all liability in respect of the Mortgage Loans; and

         (iv)   Such other, further and different
documents which are reasonably necessary or appropriate to consummate the Transactions.

   7. Costs and Expenses. The costs, fees and expenses incurred in connection with the Transactions shall be payable as follows:

      (a)   FMLP shall pay:

         (i)   the fees and expenses of Scott-Macon
incurred in connection with the rendering of the Fairness Opinion;

         (ii)   any and all costs associated with the
winding-up of its affairs; and

         (iii)   any and all costs, fees and
expenses (the "FMLP Transaction Costs") incurred by or on behalf of FMLP in connection with the Transactions, including, without limitation, the fees and expenses incurred in connection with (A) the preparation and review of this Agreement and the Prior Agreement
(including the determination to proceed with the Transactions), and (B) the solicitation of the consent of FMLP's limited partners and the consummation of the Transactions, which such fees and expenses shall include, without limitation, all legal and accounting fees and expenses, all solicitation costs, all printing and filing fees and expenses.

      (b) FELP shall pay any and all costs, fees and expenses incurred by or on behalf of FELP, ABF, the Partnerships or any party, other than FMLP or PBP, in connection with the Transactions, including, without limitation, the fees and expenses incurred in connection with (i) the preparation and review of this Agreement and the Prior Agreement (including the determination to proceed with the Transactions); and
(ii) the fees and expenses incurred in connection with the CIGNA Loans or the GECC Equity.

      (c)   If the Transactions are not consummated
because FMLP exercises any of its rights of termination provided in this Agreement, except for the right of termination provided in Section 10.(b) hereof, in addition to the costs described in Section 7.(a) hereof, FMLP shall promptly pay to FELP the amount, if any, by which the aggregate payments made pursuant to
Section 2.(d) hereof exceed the Property Cash Flow for the applicable period.

   8. Damage or Destruction of the Properties. In the event that all or any portion of either of the Properties is damaged or destroyed by fire or other casualty prior to the Closing Date, FELP shall have the option to:

      (a) terminate this Agreement, in which event, this Agreement shall be null, void and of no further force or effect, except for the provisions of Section 7 hereof; or

      (b) terminate this Agreement with respect to the Property to which such damage or destruction has occurred and consummate the Transactions with respect to the remaining Property, in which case, the Payoff
Amount shall be reduced by an amount equal to the face amount of the Mortgage Loan encumbering the Property which was damaged or destroyed; or

      (c)   consummate the Transactions and require
FMLP to deliver to FELP at Closing a duly executed assignment, in form and substance reasonably satisfactory to FELP, assigning all of MLP's right, title and interest in and to all insurance proceeds payable as a result of such fire or casualty.

FELP shall have fifteen (15) business days from the date of any such damage or destruction within which to exercise its rights under this Section.

   9. Condemnation. In the event that either of the Partnerships receives written notice that any condemnation or eminent domain proceedings are threatened or initiated which might result in a taking of all or any part of the Properties, FELP may:

      (a) terminate this Agreement, in which event, this Agreement shall be null, void and of no further force or effect, except for the provisions of Section 7 hereof; or

      (b) terminate this Agreement with respect to the Property which is the subject of the condemnation or eminent domain proceeding and consummate the Transactions with respect to the remaining Property, in which case, the Payoff Amount shall be reduced by an amount equal to the face amount of the Mortgage Loan encumbering the Property that is the subject of such condemnation or eminent domain proceeding; or

      (c)   consummate the Transactions and require
FMLP to deliver to FELP at Closing a duly executed assignment, in form and substance reasonably satisfactory to FELP, assigning all of FMLP's right, title and interest in and to all proceeds payable as a result of such condemnation or eminent domain proceeding.

   10.   Breach of Agreement.

      (a) If FMLP should breach any of its covenants or agreements contained in this Agreement or in any other agreement, instrument, certificate or document delivered pursuant to this Agreement or if FMLP should fail to consummate the Transactions for any reason other than FELP's default or the exercise of FMLP's right to terminate this Agreement in accordance with the terms hereof, FELP may: (i) terminate this Agreement, in which event, this Agreement shall be null, void and of no further force or effect, including the provisions of Section 7 hereof; or (ii) enforce specific performance of this Agreement.

      (b) If FELP or ABF should breach any of their covenants or agreements contained in this Agreement, except the agreement contained in Section 2.(c) hereof, or in any other agreement, instrument, certificate or document delivered pursuant to this Agreement or if FELP should fail to consummate the Transactions for any reason other than FMLP's default or FELP's termination of this Agreement in accordance with the terms hereof, FMLP may (i) terminate this Agreement and recover its actual out-of pocket expenses incurred in connection with the Transactions as full and final liquidated damages; or (ii) enforce specific performance of this Agreement. FMLP and FELP hereby acknowledge that in the event of FELP's failure to consummate the Transactions, the actual damages suffered by FMLP would be difficult and/or inconvenient to determine or ascertain.

      (c)   In the event that FELP breaches the
agreement contained in Section 2.(c) hereof, FMLP shall be entitled to receive from FELP as liquidated damages the greater of (i) $1.0 million, or (ii) the excess, if any, of the amount received by FELP as a result of any such sale or transfer over that portion of the Payoff
Amount set forth in Section 1.(a)(i) hereof.

   11. Other Termination Rights. Notwithstanding anything contained herein to the contrary, in the event that after the date on which FMLP receives the Fairness
Opinion but prior to the Closing Date, FMLP or PBP has received one or more written offers to purchase the Mortgage Loans from FMLP which PBP has determined to be more favorable to FMLP and its partners than the terms and conditions contained in this Agreement, PBP may consider such offers, and to the extent that it believes it would be in the best interest of FMLP and its partners to do so, may accept such offer and terminate this agreement by providing written notice thereof to FELP, in which event all of the rights, duties and obligations of the parties hereto shall immediately terminate and this Agreement shall be null, void and of no further force or effect; provided, however, FMLP shall have no such right of termination unless, not less than five (5) business days prior to the exercise of such right of termination, FMLP shall have provided to FELP written notice setting forth with particularity the terms of such offer and FELP shall have failed to agree to meet or exceed the terms of such offer; provided further, however, contemporaneously with the exercise of its right of termination provided in this Section 11, FMLP shall pay to FELP a break up fee of $750 thousand.

      (a)   Notwithstanding the foregoing, from and
after the date on which FMLP receives the Fairness
Opinion, neither FMLP nor PBP will (y) initiate or solicit any offer to purchase the Mortgage Loans or any similar transaction; or (z) negotiate with or provide any information respecting the Mortgage Loans to any person or entity; provided, however, PBP may

         (i)   furnish such information as may be
required to be contained in the Consent Statement or as may otherwise be required to be furnished in connection with the solicitation of the consent of FMLP's limited partners, or

         (ii)furnish such information or enter into such negotiations that PBP in good faith determines to be required in the exercise of its fiduciary duty.

      (b)   PBP agrees to provide to FELP prompt
written notice of any and all information provided or negotiations entered into in reliance upon subsection
11.(a)(ii) hereof.

   12. Notice. All notices, demands, requests and other communications required or permitted to be given by any provision of this Agreement shall be in writing and sent by first class, regular, registered, certified mail, commercial delivery service, overnight courier, telegraph, telex, telecopier or facsimile transmition, air or other courier or hand delivery to the party to be notified, addressed as follows:


If to FELP or ABF:

Fogelman Enterprises, L.P.
5400 Poplar Avenue
Memphis, Tennessee 38119
Attention: Richard L. Fogelman, President
Telephone: (901) 762-6720
Telecopier: (901) 762-6708


With Required Copy to:

Krivcher Magids PLC
International Place II
6410 Poplar Avenue
Suite 300
Memphis, Tennessee 38119
Attention: L. Don Campbell, Jr., Esq.
Telephone: (901) 682-6431
Telecopier: (901) 682-6453

If to FMLP:

Fogelman Mortgage L.P. I
c/o Prudential-Bache Properties, Inc.
199 Water Street
28th Floor
New York, New York 10292
Attention: Chester A. Piskorowski
Telephone: (212) 214-1339
Telecopier: (212) 214-1422

With a Required Copy to:

Greenberg Traurig
200 Park Avenue
New York, New York 10166
Attention: Judith D. Fryer, Esq.
Telephone: (212) 801-9330
Telecopier: (212) 801-6400


Any such notice, demand, request or communication shall be deemed to have been given and received for all purposes under this Agreement: (i) three (3) business days after the same is deposited in any official depository or receptacle of the United States Postal
Service first class, certified mail, return receipt requested, postage-prepaid; (ii) on the date of transmission when delivered by telecopier or facsimile transmission, telex, telegraph or other communication device (provided receipt is confirmed and such notice is promptly confirmed by notice given by some other means described herein); (iii) on the next business day after the same is deposited with a nationally recognized overnight delivery service that guarantees overnight delivery; and (iv) on the date of actual delivery to such party by any other means; provided, however, if the day such notice, demand, request or communication shall be deemed to have been given as aforesaid is not a business day, such notice, demand, request or communication shall be deemed to have been given and received on the next business day.

Any party to this Agreement may change such party's address for the purpose of notice, demands, requests and communications required or permitted hereunder by providing written notice of such change of address to all of the parties hereto by written notice as provided herein.

   13. Entire Agreement. This Agreement contains the entire agreement between the parties regarding the subject matter hereof. Any prior agreements, discussions or representations not expressly contained herein shall be deemed to be replaced by the provisions hereof and no party has relied upon any such prior agreements, discussions or representations as an inducement to the execution hereof. Without limiting the generality of the foregoing, this Agreement amends, restates and replaces the Prior Agreement, which shall become null, void and of no further force and effect upon the execution of this Agreement by all of the parties hereto.

   14. Amendments. This Agreement may be modified or amended only by a written instrument executed by all the parties hereto.

   15. Waiver. Each and every waiver of any covenant, representation, warranty or other provision of this Agreement must be in writing and signed by the party whose interest are adversely affected by such waiver.
No waiver granted in any one instance shall be construed as a continuing waiver applicable in any other instance.

   16.   Section Headings.  The section headings
contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

   17.   Governing Law.  This Agreement shall be
governed in all respects, including validity, interpretation and effect by and shall be enforceable in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles.

   18. Jurisdiction. Each party to this Agreement hereby consents to the exclusive jurisdiction of all courts of the State of New York and the United States
District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which any appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, and any other agreements, instruments, certificates or other documents executed in connection herewith, or any of the transactions contemplated hereby or thereby.

   19. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

   20. Assignment. This Agreement and any of FELP's rights hereunder may be assigned by FELP prior to the Closing Date upon written notice to FMLP and without the prior consent of FMLP; provided, however, the right of FELP to make any such assignment shall be conditioned upon such assignee executing a document satisfactory to FMLP, pursuant to which such assignee agrees to be bound by the terms and conditions hereof and FELP agrees to guarantee the obligations assigned.
FMLP may not assign any of its rights or obligations hereunder prior to the Closing Date without the express written consent of FELP.

   21. Time of Essence. Time is of the essence with respect to this Agreement.

   22. Lawful Authority. If any party executing this Agreement is a corporation, the person executing on behalf of the corporation hereby personally represents and warrants to all of the parties that he has been fully authorized to execute and deliver this Agreement on behalf of the corporation, pursuant to a duly adopted resolution of its board of directors or by virtue of its bylaws.

   23. Attorneys Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or because of any alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement and such action is successful, the prevailing party shall be entitled to recover reasonably attorneys fees, court costs and all reasonable expenses, even if not taxable or assessable as court costs (including, without limitation, all such fees, costs and expenses incident to appeal) incurred in that action or proceeding in addition to any other relief to which such party may be entitled.

   24. Counterpart Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall be considered together as one and the same instrument.
Further, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Execution by a party of a signature page hereto shall constitute due execution and shall create a valid, binding obligation of the party so signing and it shall not be necessary or required that the signatures of all parties appear on a single signature page hereto.

   25. Waiver of Jury Trial. FMLP and FELP, for themselves and their respective successors and assigns, knowingly, voluntarily and intelligently waive all right to trial by jury in any action or proceeding to enforce or defend any rights or remedies under this Agreement.

   26. Business Day. The term "business day" shall mean and refer to any day other than a Saturday, a Sunday or a day on which national banks located in Memphis, Tennessee are obligated or authorized to close their regular banking business.

   27. Further Assurances. Each of the parties hereto agrees to execute such other, further and different documents and perform such other acts as may reasonably be necessary or desirable to carry out the intents and purposes of this Agreement.


                       [SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the dates set forth below.



FELP:                     FMLP:

FOGELMAN ENTERPRISES, L.P.                   FOGELMAN MORTGAGE L.P. I

By:     Fogelman Limited Partnership         By: Prudential-Bache Properties,
            Its General Partner                     Inc.

     By: Fogelman Properties, Inc.           By: _______

                                             Name: _____

                                             Title: ____

     By: _______
         Richard L. Fogelman                 Date signed:__________________
         President

     Date Signed:


ABF:
____
AVRON B. FOGELMAN


Date Signed: ___

                      JOINDER BY PBP

As of the date of execution on behalf of FMLP, PBP joins in and executes this Agreement to evidence its obligations as the general partner of FMLP under
Section 3 hereof.

PBP:

PRUDENTIAL-BACHE PROPERTIES, INC.

By: ____

Name:___

Title:__

                        EXHIBIT A

          DESCRIPTION OF CIGNA LOANS, GECC EQUITY
                  AND RELATED TRANSACTIONS

The following description of the GECC Equity, the CIGNA Loans and the related transactions is intended only for quick reference, is neither complete nor exact, and is subject in all respects to the documents and instruments which will evidence the GECC Equity, the CIGNA Loans and the related transactions.
Furthermore, the amount of either the CIGNA Loans or the GECC Equity may vary, pursuant to final agreements among CIGNA, GECC and the General Partners, and the capital interests of GECC and the Fogelman Party
(hereinafter defined) will be adjusted to reflect any such variance; provided, however, any change in the amount of the CIGNA Loans or the GECC Equity will not alter the Payoff Amount.

GECC Equity

GECC and FELP and/or its affiliates (FELP and/or such affiliates is hereinafter referred to as the "Fogelman Party") will form a limited liability company
("Funding LLC") to facilitate the acquisition, refinancing and operation the Properties. Each of the Properties will be owned by a separate limited liability company, and Funding LLC will be the sole member in each separate sub-tier entity that will own and hold title to the Properties.

GECC will contribute $5,000,000 in cash to the capital of Funding LLC, and the Fogelman Party will make cash contributions to Funding LLC equal to $3,000,000. In exchange for its capital contributions, GECC will hold an 62.5% preferred capital interest in Funding LLC, and the Fogelman Party will hold a 37.5% subordinated capital interest therein. The capital contributions of GECC shall earn preferred returns as follows: (i) a preferred return (the "Class A Preferred
Return") equal to 12% per annum, which will be cumulative and will be compounded annually; (ii) a preferred return (the "Class B Preferred Return") equal to 8% per annum, which shall be cumulative, but not compounded; and (iii) a preferred return of 25% per annum (with annual compounding) on any additional funds
(the "Default Contributions") contributed to the capital of Funding LLC by GECC that should have been made by the Fogelman Party.

Cash flow generated by the operation of the Properties after payment of operating expenses, debt service, approved capital expenditures and operating reserves shall be distributed as follows: first, to pay the 25% preferred returns on any Default
Contributions and then to repay all Default
Contributions; second, 100% to GECC until the Class A
Preferred Return (including any unpaid portion from prior years) is fully paid; third, 100% to GECC until the Class B Preferred Return (including any unpaid portion from prior years) is fully paid; and the balance, if any, to the Fogelman Party.

The net proceeds of any sale or refinancing of the Properties shall be distributed as follows: first, to pay the 25% preferred returns on any Default
Contributions and then to repay all Default
Contributions; second, 100% to GECC until the Class A
Preferred Return (including any unpaid portion from prior years) is fully paid; third, 100% to GECC until the Class B Preferred Return (including any unpaid portion from prior years) is fully paid; fourth, to return to GECC its initial capital contribution; and the balance, if any, to the Fogelman Party.

In order to comply with GECC's requirement that each Property be owned by a separate limited liability company and that the cash flow from both Properties be combined for purposes of determining the cash flow available to pay preferred returns, while avoiding a taxable transfer of the Properties, the following transactions will occur:


   1.   Royal View will contribute the Point Royal
Property to Point Royal, LLC in exchange for 100% of the membership interests therein; and Chesterfield will contribute the Westmont Property to Chesterfield, LLC in exchange for 100% of the membership interests therein.

   2. Royal View will contribute the membership interests in Point Royal, LLC to Royal Fogelman, LLC in exchange for a membership interest therein;
Chesterfield will contribute the membership interests in Chesterfield, LLC to Royal Fogelman, LLC in exchange for a membership interest therein; and the Fogelman
Party will contribute cash equal to $3,000,000 to Royal
Fogelman, LLC in exchange for a membership interest therein. The membership interest of each of the members in Royal Fogelman have not been determined as of the date of this Agreement.

   3. Royal Fogelman, LLC will contribute $3,000,000 in cash, the Point Royal, LLC membership interest and the Chesterfield, LLC membership interest to Funding
LLC in exchange for a membership interest therein; and GECC (or a wholly owned subsidiary thereof) will contribute $5,000,000 cash to Funding LLC in exchange for a membership interest therein.

CIGNA Loans

CIGNA will make the CIGNA Loans in the aggregate amount of $41,000,000; one in the amount of $19,800,000 secured by a first mortgage and related security interests that will encumber the Point Royal Property;
and one in the amount of $21,200,000 that will be secured by a first mortgage and related security interests that will encumber the Westmont Property. In addition to the first mortgage and related security interests, each CIGNA Loan will be cross-defaulted and cross-collateralized. Other than the Property that will serve as the primary security and matters of local law, the terms of each of the CIGNA Loans will be identical, which such terms are summarized as follows:


   1. Each of the CIGNA Loans will bear interest at a fixed rate equal to 7.28% per annum.

   2. Monthly installments of interest only at 7.28% per annum are payable for thirty-six (36) months.

   3.   During the period that interest only is
payable, monthly deposits in an amount that approximates the principal payments that would be required ($23,400 for the Pointe Royal Property and $25,000 for the Westmont Property) had the CIGNA Loans been amortizing are payable into an escrow account, and the amounts on deposit therein are available to be used for capital improvements at the applicable Property.

   4. After the end of the interest-only period, installments of principal and interest, each in an amount sufficient to amortize the principal balance of the CIGNA Loans over a term of twenty-five (25) years, are payable monthly.

   5. The CIGNA Loans mature on the first day of the first calendar month following the seventh anniversary of the closing date; provided, however, upon the satisfaction of certain conditions, either of the CIGNA
Loans may be extended for an additional thirty-six (36) months.

   6.   The CIGNA Loans are closed to pre-payment for a
period of three (3) years.   Thereafter, the CIGNA
Loans may be prepaid in whole, but not in part, on any monthly payment date; provided, that the applicable borrower gives CIGNA at least forty-five (45) days prior written notice and pays a prepayment premium equal to 3% of the loan balance on any of the 25th through the 60th monthly payment dates; 2% of the loan balance on any of the 61st through the 70th monthly payment dates and 1% of the loan balance on any of the 71st through the 80th monthly payment dates. The CIGNA
Loans are open to prepayment at par from and after the 81st monthly payment date.

   7. With certain exceptions, the CIGNA Loans shall be nonrecourse to the applicable borrower.